UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 31, 2019

RMD ENTERTAINMENT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1701678
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Jl. Gaharu No.2B, Graha Harmoni Building, 5th Floor,

Kota Medan, Sumatera Utara, 20235, Indonesia

(Address of principal executive offices)

+6261-80512888

(Issuer’s telephone number)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Trading Symbol(s)	Name of each exchange on which each class is to be registered
None	None	None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities.

On October 31, 2019, Mr. Seng Yeap Kok (“Kok”), the majority shareholder of RMD Entertainment Group, Inc. (the “Company”), exercised his right to convert certain debt of the Company he held in the amount of $55,070 at a price per share of $.001 into shares of common stock of the Company. As consideration for Kok’s conversion of his debt, the Company issued 55,070,000 shares of common stock of the Company to him.

The issuance of 55,070,000 new shares of common stock of the Company to Kok was exempt from registration under Section 4(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(2) of the Securities Act. Neither the Company nor anyone acting on the Company’s behalf offered or sold these shares by any form of general solicitation or general advertising.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RMD Entertainment Group, Inc.

Dated: November 14, 2019

By: /s/Seng Yeap Kok

Seng Yeap Kok

Chief Executive Officer

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